UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2019

ARCHROCK, INC.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
_____________________ (State or other jurisdiction of incorporation)	_____________ (Commission File Number)	______________ (I.R.S. Employer Identification No.)

9807 Katy Freeway, Suite 100
Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 836-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Incentive Program for 2019

On February 26, 2019, the compensation committee of the board of directors (the “Committee”) of Archrock Inc. (“Archrock”, “we” or “us”) adopted a short-term incentive program (the “2019 Incentive Program”) to provide the short-term cash incentive compensation element of our total direct compensation program for this year. The Committee set the cash incentive target under the 2019 Incentive Program for each of our named executive officers set forth below (the “Named Executive Officers”), as a specified percentage of his or her respective eligible earnings.

Executive Officer	Title	2019 Cash Incentive Target (% of eligible earnings)
D. Bradley Childers	President and Chief Executive Officer	120
Doug S. Aron	Senior Vice President and Chief Financial Officer	75
Stephanie C. Hildebrandt	Senior Vice President, General Counsel and Secretary	70
Jason G. Ingersoll	Senior Vice President, Marketing and Sales	70
Sean K. Clawges	Vice President, Operations Support	60

Each Named Executive Officer’s potential cash incentive payout ranges from 0% to 200% of his or her respective target, as may be adjusted by the Committee in its discretion.

Actual payouts under the 2019 Incentive Program will be based on the Committee’s assessment of our performance for 2019 relative to one or more of the following performance indicators, as well as such other factors or criteria that the Committee in its discretion deems appropriate:

•
Adjusted EBITDA (a non-GAAP measure, defined as net income (loss) excluding loss from discontinued operations, net of tax, income taxes, interest expense, depreciation and amortization, long-lived asset impairment, restatement and other charges, restructuring and other charges, corporate office relocation costs, debt extinguishment loss, merger-related costs, indemnification (income) expense, net, non-cash stock-based compensation expense and other items);

•	Safety, to be assessed by specific corporate and group metrics, including the incident rate for recordable injuries;
•	Service quality, to be assessed by various group metrics, including equipment service availability;
•	People, to be assessed by group metrics based on employee retention;
•	A special multi-year initiative to improve operating efficiencies; and
•	Operational performance, to be assessed by various group metrics.

The Committee intends to award performance-based short-term incentive compensation under the 2019 Incentive Program based on its assessment of: (i) for all Named Executive Officers, adjusted EBITDA, (ii) for each Named Executive Officer other than Messrs. Childers and Aron, each officer’s operating unit performance relative to the performance indicators, (iii) each Named Executive Officer’s individual contribution toward our company and/or operating unit performance, including his or her demonstrated leadership and implementation of our business strategy, (iv) the recommendations of our Chief Executive Officer (other than with respect to himself), and (v) any other factors or criteria that the Committee may choose to consider, in its discretion. The Committee has reserved the right to modify the target levels of one or more of the performance indicators, in its discretion based on internal and external developments during the course of 2019.

Adjustments to Base Salaries for 2019

On February 26, 2019, the Committee set the 2019 annual base salaries of our Named Executive Officers as follows, to be effective April 2019:

Executive Officer	Title	Prior Base Salary ($)	New Base Salary ($)
D. Bradley Childers	President and Chief Executive Officer	825,000	875,000
Doug S. Aron	Senior Vice President and Chief Financial Officer	425,000	450,000
Stephanie C. Hildebrandt	Senior Vice President, General Counsel and Secretary	400,000	410,000
Jason G. Ingersoll	Senior Vice President, Marketing and Sales	340,000	350,000
Sean K. Clawges	Vice President, Operations Support	285,000	285,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary

February 28, 2019

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